Exhibit 3.1- Articles of Incorporation

FORM BCA 2.10
ARTICLES OF INCORPORATION
Business Corporation Act

Filing Fee: $150
Franchise Tax: $ 25
Total: $175

File #: 66969754

Approved By: MJE

FILED
JUN 30 2009
Jesse White
Secretary of State

1. Corporate Name: SOFT LANDING LABS LTD.

2. Initial Registered Agent: ABDEL FAHMY
First Name Middle Initial Last Name

Initial Registered Office: 1S224 SUMMIT AVE STE 310
Number Street Suite No.

OAKBROOK TERRACE IL 60181-3944 DU PAGE
City ZIP Code County

3. Purposes for which the Corporation is Organized:
The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4. Authorized Shares, Issued Shares and Consideration Received:

Class	Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
COMMON	1000	1000	$ 1000

NAME & ADDRESS OF INCORPORATOR

5. The undersigned incorporator hereby declares, under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated JUNE 30 (Month & Day), 2009 (Year) 1S224 SUMMIT AVE. SUITE 310 (Street)

ABDEL FAHMY (Name) OAKBROOK TERRACE (City/Town) IL (State) 60181 (ZIP Code)

THIS DOCUMENT MUST BE RECORDED IN THE OFFICE OF THE RECORDER OF THE COUNTY IN WHICH THE REGISTERED OFFICE OF THE CORPORATION IS LOCATED, AS PROVIDED BY SECTION 1.10 OF THE BUSINESS CORPORATION ACT OF THIS STATE. FOR FURTHER INFORMATION CONTACT YOUR COUNTY RECORDER OF DEEDS OFFICE.

FORM BCA 10.30 (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-1832
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

FILED
JUN 3 - 2011
JESSE WHITE
SECRETARY OF STATE

File # D6696-975-4 Filing Fee: $50 Approved: [signature]

– – – – Submit in duplicate – – – – Type or Print clearly in black ink – – – – Do not write above this line – – – –

1. Corporate Name (See Note 1 on page 4.): SOFT LANDING LABS LTD

CP0711314

2. Manner of Adoption of Amendment:
The following amendment to the Articles of Incorporation was adopted on JANUARY 13 (Month & Day), 2011 (Year) in the manner indicated below:

Mark an "X" in one box only.

- ☐ By a majority of the incorporators, provided no directors were named in the Articles of Incorporation and no directors have been elected. (See Note 2 on page 4.)
- ☐ By a majority of the board of directors, in accordance with Section 10.10, the Corporation having issued no shares as of the time of adoption of this amendment. (See Note 2 on page 4.)
- ☐ By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment. (See Note 3 on page 4.)
- ☑ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the Articles of Incorporation were voted in favor of the amendment. (See Note 4 on page 4.)
- ☐ By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10. (See Notes 4 and 5 on page 4.)
- ☐ By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (See Note 5 on page 4.)

3. Text of Amendment:
a. When amendment effects a name change, insert the New Corporate Name below. Use page 2 for all other amendments.
Article I: Name of the Corporation: ______________________ (New Name)

(All changes other than name include on page 2.)

PAID
JUN 06 2011
DEPARTMENT OF BUSINESS SERVICI

Printed by authority of the State of Illinois. February 2008 - 5M - C 173.14

Text of Amendment

b. If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. For more space, attach additional sheets of this size.

Class	PAR Value	Number Authorized
COMMON	0.000001	25,000,000

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows (If not applicable, insert "No change"):

5. a. The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital is as follows (if not applicable, insert "No change"):
(Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)

b. The amount of paid-in capital as changed by this amendment is as follows (if not applicable, insert "No change"):
(Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts.)
(See **Note 6 on page 4.**)

	Before Amendment	After Amendment
Paid-in Capital:	$________	$________

Complete either Item 6 or Item 7 below. All signatures must be in *BLACK INK*.

6. The undersigned Corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated MARCH 24 (Month & Day), 2011 (Year) SOFT LANDING LABS LTD (Exact Name of Corporation)

____
Any Authorized Officer's Signature

ABDEL FAHMY
Name and Title (type or print)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, a majority of the directors, or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated ________________ (Month & Day), ____ (Year)